                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 Restrac, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                 RESTRAC, INC.
                                 3 ALLIED DRIVE
                                DEDHAM, MA 02026
                                 (617) 320-5600

                            ------------------------
                                PROXY STATEMENT
                            ------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MONDAY, FEBRUARY 3, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Restrac, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Monday, February 3, 1997, at 4:30 p.m., local time, at Factory Mutual Conference Center, Rte. 1 South, Norwood, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting").

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

          1. The election of Russell J. Campanello as a Class I Director to serve until the Annual Meeting of Stockholders following the close of the Company's 1999 Fiscal Year and until his successor is duly elected and qualified;

          2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about January 11, 1997 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on December 16, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of common stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 7,894,936 shares of common stock, par value $0.01 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting and approximately 43 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock held of record with respect to each matter submitted at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at Factory Mutual Conference Center, Rte. 1 South, Norwood, Massachusetts.

     The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominee as a Director of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of Directors and therefore, will not have an effect on the election of Directors. With respect to the election of Directors, votes may only be cast in favor of or withheld from the nominee.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF NO INSTRUCTIONS ARE MADE ON THE ACCOMPANYING PROXY CARD THEN THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL SET FORTH HEREIN. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS THAT WILL BE PRESENTED AT THE ANNUAL MEETING.

     Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence, without further action, of a stockholder at the Annual Meeting will not constitute a revocation of a previously given proxy.

     An Annual Report to Stockholders (which does not form a part of the proxy solicitation materials), containing financial statements for the fiscal year ended September 30, 1996 ("Fiscal 1996") is being mailed concurrently herewith to stockholders of the Company.

     The mailing address of the principal executive offices of the Company is 3 Allied Drive, Dedham, Massachusetts 02026.

                   PROPOSAL NUMBER 1 -- ELECTION OF DIRECTOR

     The Board of Directors of the Company consists of four members and is divided into three classes, with one Director in each of Class I and Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

     At the Annual Meeting, one Class I Director will be elected to serve until the Annual Meeting of Stockholders following the close of the Company's 1999 Fiscal Year and until his successor is duly elected and qualified. The Board of Directors has nominated Russell J. Campanello for re-election as a Class I Director. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Campanello as a Director. The nominee has agreed to stand for re-election and to serve for re-election as a Director. However, if Mr. Campanello fails to stand for re-election or is unable to accept re-election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

     A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE RE-ELECTION OF THE NOMINEE OF THE BOARD OF DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

     Set forth below is certain information regarding the Directors of the Company, including the Class I Director who has been nominated by the Board of Directors for re-election at the Annual Meeting, based on information furnished by them to the Company.

                                                                                       DIRECTOR
NAME                                                                             AGE    SINCE
----                                                                             ---   --------
CLASS I -- TERM EXPIRES AT ANNUAL MEETING FOLLOWING FISCAL 1996
Russell J. Campanello*.........................................................  40      1994
CLASS II -- TERM EXPIRES AT ANNUAL MEETING FOLLOWING FISCAL 1997
A. Bruce Johnston..............................................................  37      1994
CLASS III -- TERM EXPIRES AT ANNUAL MEETING FOLLOWING FISCAL 1998
Lars D. Perkins................................................................  37      1986
J. Paul Costello...............................................................  57      1982

---------------
* Nominee for re-election

     The principal occupation and business experience during at least the last five years for each Director of the Company is set forth below:

     Russell J. Campanello was elected as a director of the Company in October 1994. He has been Vice President of Human Development and Organizational Productivity at Nets Inc. (formerly Industry.Net), a facilitator of electronic commerce on the internet, since February 1996. Prior to joining Nets Inc., Mr. Campanello spent eight years as the Vice President of Human Resources of Lotus Development Corporation.

     A. Bruce Johnston was elected as a director of the Company in January 1994. Since January 1996, Mr. Johnston has been a Principal of TA Associates, Inc., a private equity firm. From June 1992 to January 1996, Mr. Johnston was a Vice President of TA Associates. Prior to such time, Mr. Johnston was a General Manager of Lotus Development Corporation from June 1988 to June 1992. Mr. Johnston also serves on the Boards of Directors of Expert Software, Inc. and Trident International, Inc., both NASDAQ-traded public companies, as well as on the Boards of Directors of several private companies.

     Lars D. Perkins, co-founder of the Company, has served as President, Chief Executive Officer and Chairman of the Board of the Company since 1986.

     J. Paul Costello, co-founder of the Company and member of the Board of Directors of the Company since its founding in 1982. Mr. Costello has served as President of J. Paul Costello Associates, Inc., a consulting company, since 1969 and of Costello & Company, Inc., a contract recruiting company, since 1979. In December 1992, he also was named President of Corporate Staffing Center, Inc., a provider of outsourced staffing services to large corporate clients. Mr. Costello has been a human resource management consultant for over thirty years.

     The Board of Directors of the Company held ten meetings during Fiscal 1996. During Fiscal 1996, each of the incumbent Directors except for A. Bruce Johnston attended 100% of the total number of meetings of the Board and of the committees of which he was a member during the term of his service as Director. Mr. Johnston was absent at one meeting. The Board of Directors has established an Audit Committee and a Compensation Committee.

     Audit Committee. The Company's Board of Directors has established an Audit Committee (the "Audit Committee") which recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year end operating results and considers the adequacy of the Company's internal accounting procedures. The Audit Committee consists of Russell J. Campanello and A. Bruce Johnston. The first meeting of the Audit Committee was in December of 1996. Prior to that time, Arthur Andersen LLP reported to the Board, most recently on January 23, 1996.

     Compensation Committee. The Board of Directors has established a Compensation Committee (the "Compensation Committee") which reviews and recommends the compensation arrangements for all directors and officers of the Company. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company, including the Restrac, Inc. 1994 Stock Option Plan (the "1994 Stock Option Plan") and the Restrac, Inc. 1996 Stock Option and Grant Plan (the "1996 Stock Option Plan") and the Restrac, Inc. 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). The Compensation Committee consists of Russell
J. Campanello and A. Bruce Johnston. The Compensation Committee met once during Fiscal 1996.

DIRECTOR COMPENSATION

     Prior to the Company's initial public offering in July 1996, non-employee directors of the Company received an annual directors' fee equal to 5% of the total compensation paid to the chief executive officer of the Company for the period in question. Effective July 1996, non-employee directors receive $5,000 per year for services rendered as directors, plus a per meeting fee of $1,000 for each directors' meeting attended in person after the fifth meeting, up to a maximum additional amount of $5,000 per fiscal year. In addition, all directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees. Each non-employee director will automatically receive an option to purchase 5,000 shares of Common Stock when such director is first elected to the Board of Directors, with such option shares vesting proportionately over four years, under the Company's 1996 Stock Option Plan. In addition, each non-employee director will automatically receive an option to purchase 2,500 shares of Common Stock on each October 1 that such director is a member of the Board of Directors, with such option shares vesting proportionately over four years. All option grants to non-employee directors will be at a per share exercise price equal to the fair market value of the Common Stock at the time of grant.

                               EXECUTIVE OFFICERS

     The names and ages of all executive officers of the Company as of December 31, 1996 and the principal occupation and business experience during at least the last five years for each are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.

              NAME                 AGE                          POSITION
              ----                 ----                         --------
Lars D. Perkins..................    37  President, Chief Executive Officer and Chairman of the
                                         Board
Michael L. Amato.................    39  Vice President of Client Services
Raymond M. Desrochers............    29  Vice President of Product Development and Quality
Cynthia G. Eades.................    40  Chief Financial Officer, Vice President of Finance and
                                         Treasurer
Martin J. Fahey..................    42  Vice President and Chief Operating Officer
Thomas J. McCarthy III...........    34  Vice President of Sales
Robert J. Perry..................    39  Vice President of Marketing
Rachael T. Shanahan..............    30  Vice President of Business Development, General
                                         Counsel and Secretary

     Lars D. Perkins, co-founder of the Company, has served as President, Chief Executive Officer and Chairman of the Board of the Company since 1986.

     Michael L. Amato has been the Company's Vice President of Client Services since November 1994. From November 1988 to October 1994, Mr. Amato was Area Manager for the Northeast Region of Innovative Information Systems, Inc., a client/server systems integration company.

     Raymond M. Desrochers was elected Vice President of Product Development and Quality of the Company in October 1995. From April 1995 to October 1995, he served as the Company's Director of Product Development and from October 1994 to March 1995, he served as the Company's Manager of Software Development. Mr. Desrochers was a senior software engineer for the Company from July 1992 to September 1994. Prior to joining the Company in July 1992, he had been Software Project Manager for New England Business Service, Inc., a company that provides accounting software solutions to both small and medium-sized businesses, from October 1991 to June 1992.

     Cynthia G. Eades joined the Company as Chief Financial Officer, Vice President of Finance and Treasurer in December 1994. From February 1993 to February 1994, she was Vice President and Chief Financial Officer of Virtual World Entertainment, a developer and operator of virtual reality entertainment centers. Prior to such time, Ms. Eades was employed by Dun & Bradstreet Software Services, Inc., a business applications software company, as Controller from October 1991 to February 1993 and Director of Finance from June 1990 to October 1991. Ms. Eades is a Certified Public Accountant and was employed by Price Waterhouse from June 1978 to June 1990.

     Martin J. Fahey joined the Company as Vice President and Chief Operating Officer in May 1996. From January 1995 to May 1996, Mr. Fahey was an independent consultant for a variety of software companies.

From July 1991 to December 1994, he was Chief Executive Officer of Vertigo Development, a multimedia company which Mr. Fahey co-founded. Mr. Fahey was employed by Lotus Development Corporation, a software company, from January 1983 to June 1991, most recently as the Director of Spreadsheet Marketing.

     Thomas J. McCarthy III joined the Company as Vice President of Sales in February 1995. From October 1994 to January 1995, Mr. McCarthy was Vice President and General Manager of Padcom Inc., a clinical studies software company, where he was responsible for all North American operations. Prior to joining Padcom, Mr. McCarthy had been employed by Software 2000, Inc., a business applications software company, as a regional manager from May 1993 to September 1994, a district manager from September 1992 to April 1993 and an account executive from January 1992 to August 1992. Mr. McCarthy was an account executive at Dun & Bradstreet Software Services, Inc., a business applications software company, from December 1989 to December 1991. Mr. McCarthy resigned from the Company effective January 3, 1997.

     Robert J. Perry assumed operational responsibility for the marketing organization in November 1996 and was elected to the office of Vice President, Marketing effective as of January 1, 1997. Mr. Perry joined the Company in May 1996 as Director of Product Management. From November 1995 through May 1996, Mr. Perry was an independent marketing and product management consultant. From October 1983 to November 1995, Mr. Perry was employed by Lotus Development Corporation most recently as Director of Advanced Corporate Technology Liaisons. He had previously served as Director of Product Management for Notes, Director of Product Management for Graphical Spreadsheets and Group Product Manager for Spreadsheets.

     Rachael T. Shanahan was elected Vice President of Business Development of the Company in October 1995 and has served as the Company's Secretary since January 1994 and its General Counsel since August 1993. Prior to such time, she had been the Company's Contract Administrator/Legal Assistant since December 1990. Ms. Shanahan first joined the Company in 1988 as a systems specialist.

                             EXECUTIVE COMPENSATION

     The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last two fiscal years to (i) the Company's Chief Executive Officer and the four other most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1996 (the "Named Executives") and (ii) certain other officers of the Company.

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to, awarded to or earned by certain officers, including the Named Executives for services rendered to the Company in all capacities during the last two fiscal years ended September 30, 1996.

                                   ANNUAL COMPENSATION              LONG TERM COMPENSATION AWARDS                 PAYOUTS
                              ------------------------------   ----------------------------------------   -----------------------
                              FISCAL                                           RESTRICTED   SECURITIES                     ALL
                              YEAR                             OTHER ANNUAL      STOCK      UNDERLYING       LTIP         OTHER
NAME AND PRINCIPAL POSITION   ENDED   SALARY ($)   BONUS ($)   COMPENSATION    AWARDS ($)   OPTIONS (#)   PAYOUTS ($)   COMP. ($)
----------------------------  -----   ----------   ---------   -------------   ----------   -----------   -----------   ---------
Lars D. Perkins.............  1996      148,125          --         --             --              --         --            956(1)
  President, CEO              1995      135,000     140,200         --             --              --         --          5,135(2)
  Chairman of the Board
Michael L. Amato............  1996      100,000      12,000         --             --          18,230         --            870(1)
  VP of Client Services       1995       92,051(5)   16,550         --             --          35,460         --            596(1)
Raymond M. Desrochers.......  1996      100,000      10,000         --             --          18,125         --            208(1)
  VP of Product               1995       71,583      12,576         --             --          17,625         --            536(1)
  Development and Quality
Cynthia G. Eades............  1996      110,000      26,000         --             --             500         --            486(1)
  VP of Finance, CFO          1995       87,083(5)   16,778         --             --          53,190         --            383(1)
Martin J. Fahey.............  1996       56,250(4)   16,250         --             --         100,500         --         19,169(1,4)
  Chief Operating Officer     1995           --          --         --             --              --         --             --
Thomas J. McCarthy,
  III(6)....................  1996      125,000      78,100         --             --             500         --          1,502(1,3)
  VP of Sales                 1995       83,333(6)  133,202         --             --         141,840         --            467(1)
Rachael T. Shanahan.........  1996       99,000      25,000         --             --             500         --          1,898(1,3)
  VP of Business
    Development,              1995       70,000       7,683         --             --              --         --            578(1)
  General Counsel and
    Secretary

---------------
(1) Other Compensation includes a matching contribution made by the Company on behalf of the Named Executive under the Company's 401K savings plan.

(2) Other Compensation includes a car allowance of $4,133 and a matching contribution of $1,002 made by the Company on behalf of Mr. Perkins under the Company's 401K savings plan.

(3) Includes a $1,000 contribution made in accordance with the Company's personal computer reimbursement plan.

(4) Based on five months of service with the Company during the fiscal year ended September 30, 1996. Mr. Fahey's salary would have totaled $135,000 had he been employed by the Company for the entire fiscal year. In addition, other Compensation includes a $19,000 earned by Mr. Fahey on a consulting basis until May 1996, at which time he joined the Company as Vice President and Chief Operating Officer.

(5) Mr. Amato joined the Company in October 1994, if he had been employed for the full fiscal year his salary would have been approximately $100,000. Ms. Eades joined the Company in December 1994, if she had been employed for the full fiscal year her salary would have been approximately $110,000.

(6) Mr. McCarthy joined the Company in February 1995, if he had been employed for the full fiscal year his salary would have been approximately $125,000. Mr. McCarthy resigned from the Company effective January 3, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options during Fiscal 1996 to certain officers, including the Named Executives. No stock appreciation rights ("SARs") have been granted.

                                                  INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                  -------------------------------------------------     VALUE AT ASSUMED
                                   NUMBER OF    % OF TOTAL                            ANNUAL RATES OF STOCK
                                  SECURITIES      OPTIONS     EXERCISE                 PRICE APPRECIATION
                                  UNDERLYING    GRANTED TO     PRICE                   FOR OPTION TERM(1)
                                    OPTIONS      EMPLOYEES      PER      EXPIRATION   ---------------------
              NAME                GRANTED (A)   FISCAL YEAR    SHARE        DATE         5%         10%
--------------------------------  -----------   -----------   --------   ----------   --------   ----------
Lars D. Perkins.................         --           --           --            --         --           --
Michael L. Amato................     17,730         5.26%      $ 2.00      11/15/05   $ 22,301   $   56,514
                                        500         0.15%      $11.00       7/23/06   $  3,459   $    8,766
Raymond M. Desrochers...........     17,625         5.23%      $ 4.67       4/11/06   $ 51,764   $  131,179
                                        500         0.15%      $11.00       7/23/06   $  3,459   $    8,766
Cynthia G. Eades................        500         0.15%      $11.00       7/23/06   $  3,459   $    8,766
Martin J. Fahey.................     80,000        23.72%      $11.00       5/01/06   $553,427   $1,402,493
                                        500         0.15%      $11.00       7/23/06   $  3,459   $    8,766
                                     20,000         5.93%      $12.00       8/09/06   $150,935   $  382,498
Thomas J. McCarthy, III.........        500         0.15%      $11.00       7/23/06   $  3,459   $    8,766
Rachael T. Shanahan.............        500         0.15%      $11.00       7/23/06   $  3,459   $    8,766

---------------
(A) All options were granted under the Company's 1994 Stock Option Plan and 1996 Stock Option Plan at fair market value as of the date of grant, vest over a four year period, and are valid for a term of ten years.

(B) For ten year terms, 5% and 10% annual compounding results in total potential appreciation of 63% and 159% respectively.

(1) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10 year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder's continued employment through the option period and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the shares acquired and the value realized upon exercise of stock options during Fiscal 1996 by certain officers, including the Named Executives, and the number and value of unexercised options held by such individuals on September 30, 1996.

                                                                                            VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                              SHARES                    OPTIONS AT FISCAL YEAR END(1)       AT FISCAL YEAR END(A)
                             ACQUIRED        VALUE      -----------------------------     -------------------------
           NAME             ON EXERCISE   REALIZED($)     EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
--------------------------  -----------   -----------   -----------------------------     -------------------------
Lars D. Perkins...........       --           $--                    --/--                           --/--
Michael L. Amato..........       --           $--                53,190/500                    $946,251/$3,875
Raymond M. Desrochers.....       --           $--                35,250/500                    $543,379/$3,875
Cynthia G. Eades..........       --           $--                53,190/500                    $973,909/$3,875
Martin J. Fahey...........       --           $--                80,000/500                    $620,000/$3,875
                                                                     --/20,000                      $--/$135,000
Thomas J. McCarthy, III...       --           $--               141,840/500                  $2,486,455/$3,875
Rachael T. Shanahan.......       --           $--                35,438/500                    $648,870/$3,875

---------------

(A) Amount equals the difference between the fair market value and exercise price at September 30, 1996.

(1) Under the 1994 Stock Option Plan all options are exercisable upon grant, but the underlying shares vest over time. The Company reserves the right to repurchase, upon termination of employment all shares issued upon exercise (unvested shares at the exercise price and vested shares at the then current fair market value).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to May 8, 1996, all matters concerning executive officer compensation were addressed by a Compensation Committee comprised of Mr. Costello and Mr. Johnston. Since May 8, 1996, the Compensation Committee has been comprised of Mr. Campanello and Mr. Johnston. Neither Mr. Campanello nor Mr. Johnston is an employee of the Company. Mr. Campanello has been a director of the Company since October 1994. Mr. Johnston has been a director of the Company since January 1994. Pursuant to the terms of a License Agreement dated January 1, 1993, the Company has granted to Mr. Costello, certain of his family members and Costello & Co., a company of which Mr. Costello is the President and Principal stockholder, a fully paid, perpetual license to use certain of the Company's software products. Mr. Johnston is associated with a private equity firm which owns Common Stock and which previously held shares of preferred stock of the Company. Effective upon the closing of the Company's initial public offering of Common Stock in July 1996, all outstanding shares of preferred stock were automatically converted into Common Stock. In addition, the private equity firm with which Mr. Johnston is associated received approximately $569,000 in accumulated dividends upon conversion of the Convertible Preferred Stock. No executive officers of the Company serve on the Compensation Committee. See "Certain Relationships and Related Transaction."

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

     General

     The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and reviews and recommends the compensation arrangements for all directors and officers. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company, including the 1994 Stock Option Plan, the 1996 Stock Option Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee consists of Russell J. Campanello and A. Bruce Johnston.

     Compensation Philosophy

     The philosophy underlying the development and administration of the Company's executive compensation policies is to align the interests of executive management with the Company's annual and long-term performance goals. Key elements of this philosophy are:

        - Providing the executive with a base salary that is competitive with executive base salaries for comparable companies in its industry and geographical area, enabling the Company to attract and retain highly qualified executive officers.

        - Establishing a discretionary incentive compensation program that delivers cash bonuses commensurate with (i) the Company's performance, as measured by operating, financial and strategic objectives; and (ii) the executive's performance, as measured against organizational and management objectives.

        - Providing significant equity-based incentives for executives, in the form of stock options, to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     The suggested base salary for each executive officer is determined on the basis of experience, personal performance, the salary levels in effect for comparable positions within and without the industry and within the geographical area, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual. On an annual basis, the Compensation Committee reviews any proposed changes to these salaries and, while not required to, may approve increases to the base salaries.

     Discretionary Incentive Compensation

     The discretionary incentive compensation program is a vehicle by which executives can earn additional cash compensation, depending upon Company and individual performance relative to specified annual objectives. The objectives generally represent specific strategic and qualitative objectives, such as departmental performance improvements, implementation of specified programs and the timing and caliber of deliverables, as well as quantitative targets. Bonuses may be paid to each executive officer depending upon the relative success of their department in achieving its goals for that year and on the Company's success in achieving its revenue and profitability goals.

     Equity Based Incentives

     Equity based long-term incentives are provided through grants of stock options under the 1994 Stock Option Plan and the 1996 Stock Option Plan. The option grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (generally ten years). Each option generally vests over a four-year period, contingent upon the executive officer's continued employment. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period.

     The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to specific formulas as to the relative option holdings of the Company's executive officers.

     Chief Executive Compensation

     Compensation for the Company's President and Chief Executive Officer, Lars Perkins, is determined with two primary objectives: (i) to establish a level of base salary competitive with comparable companies and (ii) to make a significant percentage of the total compensation package contingent upon the Company's achievement of revenue and profitability and other corporate objectives. During calendar 1996, Mr. Perkins base salary was increased to $150,000, representing an increase of $15,000 or 11% over his 1995 calendar salary. Although Mr. Perkins was eligible for a cash bonus up to $150,000 for Fiscal 1996, he was not paid a cash bonus for that period.

               RUSSELL J. CAMPANELLO            A. BRUCE JOHNSTON

STOCK PERFORMANCE GRAPH

     The following graph represents a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on July 23, 1996 in the Common Stock of the Company, the NASDAQ Composite Index (a broad market index) and the NASDAQ Computer and Data Processing Stocks Index (a published industry index).

                                 RESTRAC, INC.

                               PERFORMANCE GRAPH

                                                                  NASDAQ COM-
                                                                   PUTER AND
                                                                 DATA PR OCES-
                                                 NASDAQ STOCK     SING STOCKS
      MEASUREMENT PERIOD                          MARKET (US     SIC 7370- 7379
    (FISCAL YEAR COVERED)        RESTRAC, INC.    COMPANIES)     US & FOREIGN
    ---------------------        -------------   ------------    --------------
7/23/96                             100.0            98.90           96.00
9/30/96                             178.60          116.00          119.10

---------------
(1) The NASDAQ Composite Index is a broad market index which represents approximately 4,000 NASDAQ companies. The NASDAQ Composite Index is a measure of all NASDAQ/National Market System issues, exclusive of warrants. Each security in this Index is weighted by its relative market-capitalization.

(2) The NASDAQ Computer and Data Processing Stocks which is comprised of the publicly traded stocks of approximately 650 technology companies. The Company believes that the NASDAQ Computer and Data Processing Stocks is a representative peer group index because it contains stock of companies similar in business, size and growth characteristics to Restrac, Inc.

(3) July 22, 1996 was the effective date of the Company's registration statement relating to its initial public offering. Trading began in the Company's Common Stock on July 23, 1996.

(4) The closing sale price of the Common Stock on September 30, 1996 and December 16, 1996 (Date of Record) was $18.75 and $4.1825, respectively.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of the Named Executives which generally (i) restrict such Named Executive from engaging in any "competitive business" (as defined in the agreement) for a period of up to two years following termination of employment, subject to payment by the Company of up to 30% of the executive officer's base salary; (ii) require the Named Executive to assign to the Company all rights in all works, ideas and inventions made by such executive officer during the term of employment which directly relate to the Company's actual or proposed business; and (iii) require the Named Executive to keep confidential, both during the term of employment and for a defined period thereafter, all confidential or proprietary information of the Company.

     Pursuant to a severance agreement executed on January 3, 1997 between the Company and Mr. Thomas J. McCarthy, III, the Vice President of Sales for the Company, Mr. McCarthy will receive severance payments equal to 100% of his targeted compensation for six months following the date of the severance agreement in return for certain non-competition provisions through January 23, 1999.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth certain information as of December 16, 1996 with respect to the beneficial ownership of Common Stock of the Company by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each Director of the Company,
(iii) each of the Named Executives and certain other officers of the Company, and (iv) all executive officers and Directors of the Company as a group.

                                                                                        PERCENTAGE OF
                   NAME AND ADDRESS                        NUMBER OF SHARES         OUTSTANDING SHARES OF
                 OF BENEFICIAL OWNER                    BENEFICIALLY OWNED(1,2)       COMMON STOCK(2,3)
------------------------------------------------------  -----------------------     ---------------------
TA Investors..........................................     1,818,766(A)                   23.0%
  c/o TA Associates, Inc.
  125 High Street
  Boston, MA 02110
Chestnut Investors....................................     135,680                         1.72%
  c/o MVP Ventures
  45 Milk Street
  Boston, MA 02109
Lars D. Perkins.......................................     1,125,626                      14.26%
J. Paul Costello......................................     1,328,385                      16.83%
Russell J. Campanello.................................     16,250(B)                        *
A. Bruce Johnston.....................................     3,646(C)                         *
Michael Amato.........................................     53,190(D)                        *
Charles Borwick.......................................     218,634(E)                      2.77%
Raymond M. Desrochers.................................     35,250(F)                        *
Cynthia G. Eades......................................     53,190(G)                        *
Martin J. Fahey.......................................     82,000(H)                       1.04%
Thomas J. McCarthy III................................     141,840(I)                      1.80%
Rachael T. Shanahan...................................     36,438(J)                        *
All executive officers and directors
  as a group (12 persons).............................     3,106,449(K)                   39.35%

---------------
(1) Under the 1994 Stock Option Plan , all options are exercisable upon grant, but the underlying shares vest over time. The Company reserves the right to repurchase, upon termination of employment, all shares issued upon exercise (unvested shares at the exercise price and vested shares at the then current fair market value)

(2) The number of shares deemed outstanding includes any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days following December 16, 1996.

(3) The applicable percentage ownership is based on the number of shares of Common Stock owned and outstanding as of December 16, 1996, together with the applicable options of such stockholder.

*   Represents beneficial ownership of less than 1% of the Common Stock

(A) Includes 1,302,965 shares owned by Advent VII L.P., 268,984 shares owned by Advent Atlantic and Pacific II L.P., 96,974 shares owned by Advent Industrial II L.P., 130,296 shares owned by Advent New York L.P., and 19,547 shares owned by TA Venture Investors Limited Partnership.

(B) Includes 11,250 shares subject to options held by Mr. Campanello.

(C) Includes 3,646 shares of Common Stock in which A. Bruce Johnston has a pecuniary interest through TA Venture Investors Limited Partnership which are included in footnote (A) above as being owned by TA Venture Investors Limited Partnership.

(D) Includes 53,190 shares subject to options held by Mr. Amato.

(E) Includes 70,875 shares subject to options held by Mr. Borwick.

(F) Includes 35,250 shares subject to options held by Mr. Desrochers.

(G) Includes 53,190 shares subject to options held by Ms. Eades.

(H) Includes 80,000 shares subject to options held by Mr. Fahey.

(I) Includes 141,840 shares subject to options held by Mr. McCarthy.

(J) Includes 35,438 shares subject to options held by Ms. Shanahan.

(K) Includes 493,033 shares subject to options held by executive officers and directors as a group.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 5, 1994, the Company sold 517,546 shares of Convertible Preferred Stock to investment funds associated with TA Associates, Inc. (the "TA Investors"), 28,951 shares of Convertible Preferred Stock to Chestnut III Limited Partnership ("CLP") and 9,658 shares of Convertible Preferred Stock to Chestnut Capital International III Limited Partnership ("CCILP") (CLP and CCILP collectively, the "Chestnut Investors") (the "1994 Financing Agreement"). Approximately $800,000 of the proceeds were used by the Company to repurchase shares of Common Stock, including 225,000 shares from Lars D. Perkins, the President and Chief Executive Officer of the Company, and 225,000 shares from J. Paul Costello, a director of the Company, at a per share price of $1.32. The purchase price per share of Convertible Preferred Stock was $6.30. Upon the closing of the Company's initial offering in July, 1996, the shares of Convertible Preferred Stock converted into an aggregate of 2,502,696 shares of Common Stock as provided by a formula set forth in the Company's Certificate of Incorporation. In addition the TA Investors received approximately $569,000 in accumulated dividends upon conversion of the Convertible Preferred Stock. Mr. Johnston, a director of the Company, is a Principal of TA Associates, Inc., the indirect general partner of each of the TA Investors other than TA Venture Investors Limited Partnership. Mr. Johnston is a general partner of TA Venture Investors Limited Partnership.

     Since the Company's inception in 1982, Costello & Company, Inc. ("Costello") has been permitted to use the Company's software products and documentation thereto which is part of the Company's standard offering to its customers. To formalize this arrangement, on January 1, 1993, the Company entered into a License Agreement with Costello pursuant to which the Company granted Costello a fully-paid, perpetual license to use the Company's then current software products and all replacement products developed and/or marketed by the Company, with certain limited exceptions, and documentation thereto. Pursuant to the terms of the License Agreement, Costello does not acquire any rights of ownership in the software or documentation and said software and documentation may only be used by Costello and J. Paul Costello, his wife, children and any business entity at least 51% owned by any of them, each of whom Costello may grant rights to use the software. John P. Costello III, J. Paul Costello's son, performs general consulting services for the Company on behalf of J. Paul Costello Associates, Inc. ("JPC Associates"). J. Paul Costello, the President and principal shareholder of both Costello and JPC Associates and a director of the Company, derives a personal benefit from such arrangements.

     On January 1, 1991, the Company purchased certain assets from Borwick International, Inc., an international consulting firm, pursuant to that certain Agreement for Purchase and Sale of Assets dated January 1, 1991 (the "Asset Agreement"). The Asset Agreement contains a non-competition clause pursuant to which the Company agreed not to sell software used for "succession planning" anywhere outside of North America. On September 30, 1995, the Company executed a Termination Agreement with Borwick International and Irving P. Borwick and a Finder's Fee and Non-Competition Agreement with Irving P. Borwick. Pursuant to these two agreements, the Company agreed to pay (i) $550,951.77 to Borwick International in return for the termination of the Company's non-competition agreement under the Asset Agreement and a five-year non-competition covenant from Borwick International and (ii) $500,000 to Irving P. Borwick over a three-year period in exchange for a five-year non-competition covenant from Irving P. Borwick. In connection with this transaction, Borwick International has paid $137,738 to Charles A. Borwick and Irving P. Borwick has agreed to pay $125,000 to Charles A. Borwick. The Finder's Fee and Non-Competition Agreement also provides for the payment of a finder's fee to Mr. Borwick in the event that certain entities purchase a license to use certain software of the Company on or before September 30, 1997. Irving P. Borwick is the father of Charles A. Borwick, the Company's former Vice President of Marketing. Charles A. Borwick is a former principal of Borwick International and was given a share of the proceeds of the transaction in return for his contribution to the development of Borwick International's succession planning business.

     The Company believes that all transactions with the TA Investors, the Chestnut Investors, JPC Associates and the Borwick entities were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties. The Company has adopted a policy that transactions between the Company and its officers, directors and affiliates shall be reviewed on an ongoing basis and be submitted to the Audit Committee or other comparable body for review where appropriate.

                         SUMMARY OF STOCK OPTION PLANS

OVERVIEW

     On December 30, 1993, the Restrac, Inc. 1994 Stock Option Plan was adopted by the Board of Directors of the Company and approved by the Stockholders. (the "1994 Plan"). On May 8, 1996, the Restrac, Inc. 1996 Stock Option Plan was adopted by the Board of Directors and approved by the Stockholders (the "1996 Plan"). Each of the 1994 and 1996 Plans permits the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) options that do not so qualify and (iii) shares of Common Stock. The 1994 Plan and the 1996 Plan are designed and intended as a performance incentive for officers, directors, employees, consultants and other key persons performing services for the Company to encourage such persons to acquire or increase a proprietary interest in the success of the Company. There are 641,844 shares reserved for issuance under the 1994 Plan. As of December 2, 1996 15,178 shares were issued under the 1994 Plan. There are 958,156 shares reserved for issuance under the 1996 Plan. As of December 2, 1996 no shares were issued under the 1996 Plan.

PLAN ADMINISTRATION; ELIGIBILITY

     The 1994 and 1996 Plans provide that it shall be administered by the full Board of Directors or a committee of non-employee directors, as appointed by the Board of Directors from time to time.

     The Board of Directors may discontinue or amend the 1994 and 1996 Plans at any time provided that the rights and obligations under any option issued prior to an amendment of the 1994 and 1996 Plans can not be adversely affected by such amendment without the consent of the optionee.

     The Board of Directors has full power to select, from among the person eligible for awards under the 1994 and 1996 Plans, the individuals to whom award will be granted, to make any combination of awards to participants, and to determine the specific term of each award, subject to the provisions of the 1994 and 1996

Plans. Incentive Options may be granted only to officers or other employees of the Company, including members of the Board of Directors who are also employees of the Company. Non-Qualified Options may be granted or issued to officers or other employees of the Company, directors and to consultants and other key person who provide services to the Company (regardless of whether they are also employees).

MATERIAL TERMS OF OPTIONS

     The exercise price of each option granted under the 1994 and 1996 Plans is determined by the Board of Directors but, in the case of Incentive Options, may not be less than 100% of the fair market value of the underlying shares on the date of grant. No Incentive Option may be granted under the 1994 and 1996 Stock Option Plans to any employee of the Company or any subsidiary who owns at the date of grant shares of stock representing in excess of 10% of the voting power of all classes of stock of the Company unless the exercise price for stock subject to such option is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. Each option may be exercised only by the optionee during his or her lifetime. As of the close of business on September 30, 1996, the fair market value of a share of Common Stock was $18.75, as determined by the price of a share of the Common Stock on Nasdaq.

     The term of each option is fixed by the Board of Directors and, in the case of an Incentive Option, may not exceed ten years from the date of grant. Except with respect to the automatic grants of options which are granted to non-employee directors of the date they become directors and on the date of each annual meeting of stockholder, which provide for a fixed vesting schedule, the Board of Directors determines at what time or times each option may be exercised and, subject to the provisions of the 1994 and 1996 Plans, the period of time during which options may be exercised, if any, after termination of employment for any reason. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Board of Directors. Upon exercise of options, the option exercise price must be paid in full (i) in cash or by certified or bank check or other instrument acceptable to the Board of Directors, (ii) if the applicable option agreement permits, by delivery of shares of Common Stock already owned by the optionee, or (iii) through a "cashless" exercise procedure, subject to certain limitations.

     The 1994 and 1996 Plans provide that in the case of certain transactions constituting a change in control of the Company, the 1994 and 1996 Plans and the options issued thereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices. In the event of such termination, each holder of outstanding options shall be permitted to exercise all options for a period of at least 15 days prior to the date of such termination.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     Under current federal tax law, an employee who receives a non-qualified option does not generally realize any taxable income at the time the option is granted. However, upon the exercise of such an option, the employee will recognize ordinary income measured by the excess of the then fair market value of the Common Stock over the exercise price, and the Company generally will be entitled to a tax deduction for a corresponding amount. On the other hand, an employee who receives an incentive stock option does not generally realize any taxable income at the time the option is granted or at the time it is exercised. The excess of the fair market value of the Common Stock on the date of exercise over the option price is a "tax preference item," however, that may cause the employee to be subject to the alternative minimum tax. Upon the sale of stock received upon exercise of any incentive stock option, the optionee will recognize a capital gain or loss or, depending on the holding period of the shares, ordinary income, equal to the difference between the sale price and exercise price. The Company is not entitled to a tax deduction with respect to the grant or exercise of an incentive stock option.

STOCK OPTION PLAN BENEFITS

     The benefits or amounts that will be received by or allocated to any individual or group of individuals under the 1994 and 1996 Plans are not determinable, except under the 1996 Plan, each non-employee director first joining the Board of Directors automatically receives an option to purchase 5,000 shares of Common Stock when such director is first elected or appointed to the Board of Directors, with option shares vesting proportionately over four years. In addition, each non-employee director automatically receives an option to purchase 2,500 shares of Common Stock on each October 1 that such director is a member of the Board of Directors, with option shares vesting proportionately over four years. All option grants to non-employee directors are at a per share exercise price equal to the fair market value of the Common Stock at the time of grant.

                              INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP ("Arthur Andersen") has been selected by the Board of Directors to be the Company's independent auditors for fiscal 1997. Arthur Andersen has served as independent auditors of the Company since fiscal 1993.

     The consolidated financial statements of the Company for Fiscal 1996 have been audited and reported upon by Arthur Andersen. Arthur Andersen also performed tax services for the Company during Fiscal 1996.

     A representative of Arthur Andersen will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during Fiscal 1996, all filing requirements were complied with.

                            EXPENSES OF SOLICITATION

     The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and such custodians will be reimbursed for their expenses.

                  SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE
             ANNUAL MEETING OF STOCKHOLDERS FOLLOWING THE CLOSE OF
                         THE COMPANY'S 1997 FISCAL YEAR

     Stockholder proposals intended to be presented at the Annual Meeting of Stockholders following the close of the Company's 1997 Fiscal Year must be received by the Company no later than September 12, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Such a proposal must also comply with the requirements as to form and substance established by applicable laws and regulations in order to be included in the proxy statement.

     The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of the 75th day prior to the scheduled date of such annual meeting or the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

     Any such proposal should be mailed to: Secretary, Restrac, Inc., 3 Allied Drive, Dedham, Massachusetts 02026.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE 1996 FISCAL YEAR BY WRITING TO RESTRAC, INC., 3 ALLIED DRIVE, DEDHAM, MASSACHUSETTS 02026.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE , SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 RESTRAC, INC.

               ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 3, 1997
P
R       The undersigned, revoking all prior proxies, hereby appoints Cynthia G.
O Eades and Martin J. Fahey and each of them (with full power of substitution), X as proxies of the undersigned to attend the Annual Meeting of the Y Stockholders of Restrac, Inc. (the "Company") to be held on Monday, February
   3, 1997 at 4:30 p.m. and any adjourned sessions thereof, and there to vote and act upon (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

        The undersigned hereby acknowledge receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
   (3) Annual Report of the Company for the fiscal year ended September 30, 1996.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                                                     -----------
                                                                     SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                                     -----------


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

   The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or any proposal specified below, this proxy will be voted for such election to office.

   1. To Re-elect Russell J. Campanello as Director of the Company.

                  FOR           WITHHELD
                  [ ]             [ ]

                                      MARK HERE             MARK HERE
                                     FOR ADDRESS  [ ]      IF YOU PLAN  [ ]
                                      CHANGE AND            TO ATTEND
                                     NOTE AT LEFT          THE MEETING

                              Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Signature:________________Date:_________Signature:________________Date:_________